UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2008

CARDIO VASCULAR MEDICAL DEVICE CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

145738 (Commission File Number)	98-0522188 (IRS Employer Identification No.)

12 Shaar Hagai Street
Haifa, Israel 34554
 (Address of Principal Executive Offices, Zip Code)

972-544-982397
 (Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Forward Stock Dividend

Effective as of December 19, 2008, Cardio Vascular Medical Device Corp. implemented a 4 to 1 forward stock split of its issued and outstanding shares of common stock. Pursuant to the split, the 13,525,000 shares of common stock issued and outstanding prior to said date were increased to 54,100,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIO VASCULAR MEDICAL DEVICE CORP.

By:	/s/ Benny Gaber
Name: Benny Gaber
Title: President and Chief Executive Officer

Date:  December 30, 2008